Exhibit 99.1

For Immediate Release

For additional information contact:
Michael W. Shelton, Senior Vice President
Phone: 336-369-0900



FNB FINANCIAL SERVICES CORPORATION
ANNOUNCES QUARTERLY DIVIDEND


GREENSBORO, N.C.--(BUSINESS WIRE)--May 23, 2005--FNB Financial Services Corporation (NASDAQ/NMS: FNBF)("FNB"), parent of FNB Southeast, announced that the Board of Directors has approved a regular cash dividend of $0.11 per share for the second quarter of 2005. The $0.11 per share cash dividend will be paid on shares outstanding after the recently announced five-for-four stock split becomes effective on May 31, 2005 and is the post-split equivalent to the $0.14 per share paid in the previous quarter. The dividend is payable June 24, 2005 to shareholders of record on June 10, 2005.

FNB Financial Services Corporation is a financial holding company with one subsidiary, FNB Southeast, a North Carolina chartered commercial bank. FNB Southeast currently operates 17 banking offices located in North Carolina and Virginia, along with additional mortgage origination offices through its mortgage subsidiary, FNB Southeast Mortgage Corporation. A separate investment subsidiary of the bank operates as FNB Southeast Investment Services, Inc.